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                                  EXHIBIT 1.0


Friedman & Fuller, PC    Certified Public Accountants  2100 Research Boulevard
                         Management Consultants        Suite 250
                                                       Rockville, Maryland
                                                       20850-3243
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                         Profitable Ideas              Telephone
                         for Growing Businesses        (301) 921-8000

                         Email:  info@ffgroup.com      FAX
                         URL: http://www.ffgroup.com/  (301) 921-4700
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August 25, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

To whom it may concern:

We have read the statement made by Applied Research Corporation (copy attached), which we understand will be filed with the Commission pursuant to
Item 4 of Form 8-K as part of the Company's Form 8-K report. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,



/a/ Friedman & Fuller, P.C.